      As filed with the Securities and Exchange Commission on May 6, 1999

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             SPS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

           PENNSYLVANIA                                         23-1116110
   (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

                         101 GREENWOOD AVENUE, SUITE 470
                         JENKINTOWN, PENNSYLVANIA 19046
                                 (215) 517-2000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         -------------------------------


                     SPS 1988 LONG TERM INCENTIVE STOCK PLAN
                            (Full title of the Plan)


                               JAMES D. DEE, ESQ.
                             SPS TECHNOLOGIES, INC.
                         101 GREENWOOD AVENUE, SUITE 470
                         JENKINTOWN, PENNSYLVANIA 19046
                                 (215) 517-2000
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 With a copy to:

                             JOHN R. LECLAIRE, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                       PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE       AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
        REGISTERED              REGISTERED (1)              SHARE                    PRICE             REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.50
par value                       250,000 shares             $43.4687(2)            $10,867,175             $3,021.07
============================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made solely for the purposes of determining the registration fee and is based upon the average of the high and low price of the Common Stock on May 5, 1999.

   GENERAL INSTRUCTIONS -- PARAGRAPH E. REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement on Form S-8 of SPS Technologies, Inc. relates to the registration of additional securities of the same class as other securities for which a registration statement is already effective. On April 27, 1999, the shareholders of SPS Technologies, Inc. approved an amendment to the SPS 1988 Long Term Incentive Stock Plan (the "Plan") that increases by 250,000 shares the total number of shares available for grant or award thereunder (as well as effecting certain other changes). The total number of shares covered by the Plan, since its inception, is 1,900,000. This Registration Statement incorporates by reference all prior registration statements filed on Form S-8 with respect to the Plan, including Registration Statements No. 33-62385, 33-51827, No. 33-23778, No. 2-90980 and No. 2-64082.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in the requirements of
Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     SPS Technologies, Inc. (the "Company") hereby incorporates by reference into this Registration Statement (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Company since December 31, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Exhibit 5 to this Registration Statement contains the opinion of James D. Dee, Esq. , Vice President, General Counsel and Secretary of the Company. Mr. Dee is a participant in the Plan and owns 2,878 shares of common stock of the Company and holds options to purchase up to 24,000 additional shares of common stock of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

     Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors: (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or
(iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, votes of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

     Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

     Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     For information regarding provisions under which a director or officer of the Company may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to
Article IX of the Company's Bylaws, which provides in general that the Company shall indemnify its officers, directors, employees and agents to the fullest extent authorized by law.

     The Company has directors' and officers' liability insurance covering certain liabilities incurred by the officers and directors of the Company in connection with the performance of their duties.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.   EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

     5         Opinion re Legality

     23.1      Consent of PricewaterhouseCoopers LLP

     23.2      Consent of James D. Dee, Esq. (see Exhibit 5)

     24        Powers of attorney (see page 5 of this Registration Statement)


ITEM 9. UNDERTAKINGS

     (a)       The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jenkintown, Pennsylvania, on April 27, 1999.

                                   SPS TECHNOLOGIES, INC.


                                   By:  /s/ William M. Shockley
                                        ----------------------------------------
                                        WILLIAM M. SHOCKLEY
                                        VICE PRESIDENT, CHIEF FINANCIAL OFFICER


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William
M. Shockley and James D. Dee, Esq., and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                                 Title                                     Date
           ---------                                 -----                                     ----
/s/ Charles W. Grigg                    Chairman, Chief Executive Officer,           April 27, 1999
--------------------------------        President and Director (Principal
CHARLES W. GRIGG                        Executive Officer)



/s/ William M. Shockley                 Vice President, Chief Financial              April 27, 1999
--------------------------------        Officer (Principal Financial
WILLIAM M. SHOCKLEY                     Officer)



/s/ Howard T. Hallowell III             Director                                     April 27, 1999
--------------------------------
HOWARD T. HALLOWELL III


/s/ Richard W. Kelso                    Director                                     April 27, 1999
--------------------------------
RICHARD W. KELSO

/s/ James F. O'Connor                   Director                                     April 27, 1999
--------------------------------
JAMES F. O'CONNOR


/s/ Eric M. Ruttenberg                  Director                                     April 27, 1999
--------------------------------
ERIC M. RUTTENBERG


/s/ Raymond P. Sharpe                   Director                                     April 27, 1999
--------------------------------
RAYMOND P. SHARPE


/s/ Harry J. Wilkinson                  Director                                     April 27, 1999
--------------------------------
HARRY J. WILKINSON

                                  EXHIBIT INDEX


    EXHIBIT
     NUMBER            DESCRIPTION
     ------            -----------

       5            Opinion re Legality

      23.1          Consent of PricewaterhouseCoopers LLP

      23.2          Consent of James D. Dee, Esq. (see Exhibit 5)

      24.1          Powers of attorney (see page 5 of this Registration
                    Statement)